                                                                    Exhibit 10.1

                            Equity Transfer Agreement
                             (English Translation)

Party A:  Italy Baopiao (Hong Kong) Apparel Development Co., Ltd.

Address:  Tower C, No. 9 Nantian Mansion, No. 275 Beijiao Yinghuang Street, Hong
          Kong

Party B:  Hong Kong Alberta Holdings Limited

Address:  RM 42,4F, Xinxianli Mansion, No.10 Middle Circle Xuechang Street, Hong
          Kong

In consideration  of the mutual promises  contained  herein,  with regard to the transfer of shares of Baopiao (China) Light Industry Co., Ltd., a wholly foreign owed enterprise in China, the parties herewith agree as follows:

1.   Italy Baopiao  (Hong Kong)  Apparel  Development  Co.,  Ltd.,  the original investor,  agrees to transfer its 100% equity  interest in Baopiao  (China)
     Light Industry Co., Ltd., a wholly foreign owed  enterprise in China,  with registered capital of HKD 50 million, to the Party B. The Party B agrees to purchase such equity interest.

2.   Before competent  government  authorities approve the equity transfer,  the rights and obligations of Baopiao (China) Light Industry Co., Ltd. shall be handled according to the original Article of Association, and shall have no effect on Party B.  After  competent  government  authorities  approve  the equity  transfer,  the rights and  obligations  of  Baopiao  (China)  Light
     Industry Co.,  Ltd.  shall be borne by Party B, and have no effect on Party
     A.

3.   The transfer price of the equity interest is HKD 50 million.  Party B shall pay the transfer price to Party A within 30 days following the execution of this agreement.  If Party B fails to perform its  obligation,  it shall pay liquidated damages in the amount of 1% of the transfer price per day.

4.   This agreement is governed by the laws of People's Republic of China.

5.   Dispute resolution:  The parties shall settle disputes through negotiation.
     If  the  negotiation  fails,  the  dispute  shall  be  submitted  to  China
     International  Economic and Trade  Arbitration  Commission for arbitration.
     The arbitration award shall be final.

6.   This  agreement  shall be in five  copies.  Each party shall take one copy.
     This  agreement  shall take effect on the  execution by the two parties and obtaining approval from competent government authorities.

7.   This Agreement is executed in Huian, Quanzhou, on February 26, 2009.

Party A: Italy Baopiao (Hong Kong) Apparel Development Co., Ltd.
Legal representative: Li Haiting

/s/ Li Haiting
--------------------------------

Party B: Hong Kong Alberta Holdings Limited
Legal representative: Li Haiting

/s/ Li Haiting
--------------------------------

                                                               February 26, 2009